EXHIBIT 99.1

ConnectOne Bancorp, Inc. to Host 2022 First Quarter Results Conference Call on April 28, 2022

ENGLEWOOD CLIFFS, N.J., April 19, 2022 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced that it plans to release results for the first quarter ended March 31, 2022, before the market opens on Thursday, April 28, 2022. Management will also host a conference call and audio webcast at 10:00 a.m. ET on April 28, 2022, to review the Company's financial performance and operating results.

Chairman and Chief Executive Officer Frank Sorrentino III and Chief Financial Officer William S. Burns will host the call. The conference call dial-in number is 1-201-689-8471, access code 13728265. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, April 28, 2022 and ending on Thursday, May 5, 2022 by dialing 412-317-6671, access code 13728265. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.
ConnectOne Bancorp, Inc., is a modern financial services company that operates, through its subsidiary, ConnectOne Bank, and its fintech subsidiary, BoeFly. ConnectOne Bank is a high-performing commercial bank offering a full suite of banking & lending products and services that focus on small to middle-market businesses. BoeFly is a fintech marketplace that connects borrowers in the franchise space with funding solutions through a network of partner banks. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:

Sutton Resler, MWW
571.236.4966: sresler@mww.com